Exhibit 99.1

PRESS RELEASE

CONTACT:
Brian L. Cantrell
Alliance Resource Partners, L.P.
1717 South Boulder Avenue, Suite 600
Tulsa, Oklahoma 74119
(918) 295-7673
FOR IMMEDIATE RELEASE

ALLIANCE RESOURCE PARTNERS, L.P.

Vertical Conveyor Belt Failure Results in Temporary Idling of Pattiki Mine; Recovery Efforts Underway

Tulsa, Oklahoma, June 17, 2005 – Alliance Resource Partners, L.P. (NASDAQ: ARLP) today announced that its wholly-owned White County Coal, LLC subsidiary (“White County Coal”) has temporarily idled the Pattiki mine located near the city of Carmi in White County, Illinois, following the failure of the vertical conveyor belt system used in conveying raw coal out of the mine. White County Coal surface personnel detected the failure of the vertical conveyor belt at approximately 6:30 p.m. on Tuesday evening, June 14, 2005 and immediately shut down operation of all underground conveyor belt systems. No personnel working underground and on the surface at the time were involved in the incident.

White County Coal has performed a preliminary assessment of the damage and initiated repairs to the vertical belt system. White County Coal is currently estimating the repair efforts to be completed within a six- to eight-week period. As a result of the two-week miners’ vacation scheduled over the July 4th holiday, the Pattiki mine’s production may be impacted for a period of four weeks or more. Actual time required to repair the vertical belt system, however, may be impacted by a number of factors, including the availability of materials and equipment required for the repair of the vertical belt system. Although normal operations at Pattiki will remain suspended until repairs to the vertical belt system are completed, it is not anticipated that the current circumstances will have a material adverse impact on the Partnership.

White County Coal is an underground mining complex that employs approximately 280 workers. The Pattiki mine produces high-sulfur coal from the Illinois No. 6 coal seam utilizing continuous mining units and room-and-pillar techniques. Production from the mine during 2005 has averaged approximately 255,000 tons per month.

The statements and projections used throughout this release are based on current expectations. These statements and projections are forward-looking, and actual results may differ materially. These projections do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release. At the end of this release, we have included more information regarding the business risks that could affect our results.

-MORE-

Alliance Resource Partners is the nation’s only publicly traded master limited partnership involved in the production and marketing of coal. Alliance Resource Partners currently operates mining complexes in Illinois, Indiana, Kentucky and Maryland.

FORWARD-LOOKING STATEMENTS: With the exception of historical matters, any matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results. These risks, uncertainties and contingencies include, but are not limited to, the following: competition in coal markets and our ability to respond to the competition; fluctuation in coal prices, which could adversely affect our operating results and cash flows; deregulation of the electric utility industry or the effects of any adverse changes in the domestic coal industry, electric utility industry, or general economic conditions; dependence on significant customer contracts, including renewing customer contracts upon expiration of existing contracts; customer bankruptcies and/or cancellations of, or breaches to, existing contracts; customer delays or defaults in making payments; fluctuations in coal demand, prices and availability due to labor and transportation costs and disruptions, equipment availability, governmental regulations and other factors; our productivity levels and margins that we earn on our coal sales; any unanticipated increases in labor costs, adverse changes in work rules, or unexpected cash payments associated with post-mine reclamation and workers’ compensation claims; any unanticipated increases in transportation costs and risk of transportation delays or interruptions; greater than expected environmental regulations, costs and liabilities; a variety of operational, geologic, permitting, labor and weather-related factors; risks of major mine-related accidents or interruptions; results of litigation; difficulty maintaining our surety bonds for mine reclamation as well as workers’ compensation and black lung benefits; difficulty obtaining commercial property insurance; and risks associated with our 10.0% participation (excluding any applicable deductible) in the commercial property program.

Additional information concerning these and other factors can be found in the Partnership’s public periodic filings with the Securities and Exchange Commission (“SEC”), including the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2003 filed on March 12, 2004 with the SEC. Except as required by applicable securities laws, the Partnership does not intend to update its forward-looking statements.

-END-